                                                                       EXHIBIT 3
                              TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") is executed by the undersigned shareholders who hold, on the date hereof, at least sixty-seven percent (67%) of the shares of Common Stock, $.01 par value, of TradeStation Group, Inc. that are subject to the terms of the Voting Trust Agreement, dated as of January 19, 2000, by and among the WRCF-I 1997 Limited Partnership, a Texas limited partnership, WRCF-II 1997 Limited Partnership, a Texas limited partnership, RLCF-II 1997 Limited Partnership, a Texas limited partnership, RLCF-II 1997 Limited Partnership, a Texas limited partnership, Andrew A. Allen, Andrew A. Allen Family Limited Partnership, a Florida limited partnership, Tafazzoli Family Limited Partnership, a Florida limited partnership, Zum Tobel Family Limited Partnership, a Florida limited partnership, Derek J. Hernquist, Benedict S. Gambino and Marc J. Stone, as voting trustee (the "Voting Trust Agreement").

     The parties hereto hereby agree and declare, pursuant to Section 15(c) of the Voting Trust Agreement, that the voting trust created under the Voting Trust Agreement is dissolved effective on April 30, 2002 and the parties hereto are concurrently with the execution of this Termination Agreement delivering a fully executed original hereof to Marc J. Stone, Voting Trustee.

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
RLCF-I 1997 Limited Partnership                       WRCF-I 1997 Limited Partnership

By:  RLCF-I GP, Inc., the general partner             By:  WRCF-I GP, Inc., the general partner

     By:  /s/ Ralph L. Cruz                                By:  /s/ William R. Cruz
          ------------------------------------             ------------------------------------
          Ralph L. Cruz, President                         William R. Cruz, President
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
RLCF-II 1997 Limited Partnership                      WRCF-II 1997 Limited Partnership

By:  RLCF-II GP, LLC, the general partner             By:  WRCF-II GP, LLC, the general partner

     By: RLCF-II Manager, Inc.,                       By:  WRCF-II Manager, Inc.,
         the managing member                               the managing member

     By:  /s/ Ralph L. Cruz                           By:  /s/  William R. Cruz
          ------------------------------------             ------------------------------------
          Ralph L. Cruz, President                         William R. Cruz, President

Tafazzoli Family Limited Partnership

By:  PMA Corp., the general partner

     By:  /s/ Farshid Tafazzoli
          ------------------------------------
          Farshid Tafazzoli, President
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